TIDAL ETF TRUST 485BPOS

Exhibit 99.(e)(i)(8)

EIGHTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This Eighth Amendment (the “Amendment”) to the ETF Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of September 14, 2022 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan
Name:	Eric Falkeis		Teresa Cowan
Title:	President		President

ETF DISTRIBUTION AGREEMENT

Exhibit A Effective as of September 14, 2022

FUNDS:

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SoFi Social 50 ETF

SoFi Select 500 ETF

SoFi Be Your Own Boss ETF

SoFi Next 500 ETF

SoFi Weekly Income ETF

SoFi Weekly Dividend ETF

SoFi Web 3 ETF

SoFi Smart Energy ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

ZEGA Buy and Hedge ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

SonicSharesTM Global Shipping ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily BLOK ETF

Elevate Shares 2X Daily METV ETF

Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Newday Sustainable Development Equity ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF

Constrained Capital ESG Orphans Daily Inverse ETF

Aztlan Global Stock Selection DM SMID ETF

Unlimited Hedge Industry Tracker Replication ETF

Noble Absolute ETF

God Bless America ETF